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                                                                     Exhibit 23.



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





The Board of Directors
Norwest Corporation:


We consent to incorporation by reference of our report dated January 17, 1996 relating to the consolidated balance sheets of Norwest Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995, Form 10-K of Norwest Corporation, in the following Registration Statements of Norwest Corporation: Nos. 033-10820, 033-11438, 033-21484, 033-21485, 033-35162, 033-38767, 033-42198, 033-50305, 033-50307,
033-50309, 033-50311, 033-65007 and 033-65009 on Form S-8, Nos. 033-1387,
033-50435, 033-54147, 033-55429, 033-59629, 033-61045 and 033-63911 on Form
S-3 and Nos. 333-00971 and 333-01027 on Form S-4.


                                                      /s/  KPMG Peat Marwick LLP


Minneapolis, Minnesota
March 6, 1996